Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DECOSIMO CERTIFIED PUBLIC ACCOUNTANTS	Joseph Decosimo and Company, PLLC Suite 1100 - Two Union Square Chattanooga, Tennessee 37402 www.decosimo.com

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-105946 and No. 333-117973) and in the related prospectuses, of First Security Group, Inc., of our report, dated February 4, 2005, relating to the consolidated balance sheets of First Security Group, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004, and our report dated April 29, 2005, with respect to First Security Group, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports are included in this amended annual report on Form 10-K/A of First Security Group, Inc. for the year ended December 31, 2004.

/s/ Joseph Decosimo and Company, PLLC
Chattanooga, Tennessee
April 29, 2005